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                                                                    EXHIBIT 21.1


     Subsidiary                                     State of Incorporation
     ----------                                     ----------------------

Klein, Bury and Associates, Inc.                           Florida
Looney & Company                                           Texas
Litigation Resources of America--Northeast, Inc.           New York
Litigation Resources of America--Midwest, Inc.             Illinois
Litigation Resources of America--California, Inc.          California